                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: April 25, 1997
                Date of earliest event reported: April 24, 1997

                               ATLAS CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE          1-2714           13-5503312
          (State of         (Commission      (IRS Employer
          Incorporation)    File Number)     Identification No.)

                       370 SEVENTEENTH STREET, SUITE 3050
                             DENVER, COLORADO 80202
                    (Address of principal executive offices)


                                 (303) 629-2440
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     The news release dated April 24, 1997 a copy of which is attached as
Exhibit 1 hereto, is incorporated herein by reference and made a part hereof.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ATLAS CORPORATION

Date: April 25, 1997                     By:  /s/ James R. Jensen
                                              -------------------
                                              James R. Jensen
                                              Treasurer, Controller & Secretary


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                                 EXHIBIT INDEX


Exhibit No.                      Description                           Page No.
-----------                      -----------                           --------

   1.                      News Release dated April 24, 1997               5

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ATLAS CORPORATION                                     NEWS RELEASE

370 SEVENTEENTH STREET, SUITE 3050                    NYSE:  AZ
DENVER, CO  80202
USA


                   ATLAS AND BARRICK SIGN GOLD BAR AGREEMENT
                       _________________________________

DENVER, COLORADO - APRIL 24, 1997 ATLAS CORPORATION ("Atlas") said today that Barrick Gold Exploration Inc. ("Barrick"), a subsidiary of Barrick Gold Corporation of Toronto, Ontario, Canada has signed a binding letter agreement with Atlas with respect to the purchase from Atlas of Atlas's Gold Bar properties. Atlas's 100% owned Gold Bar claim block is situated in Eureka County, Nevada on the prolific Battle Mountain-Eureka Trend. The claim block covers in excess of 100 square miles and contains Atlas's Gold Bar mill, a 3,200 ton per day carbon-in-leach facility.

Under the terms of the letter agreement, subject to the completion of satisfactory due diligence, Barrick will purchase from Atlas more than 90% of the Gold Bar properties with an option to acquire the balance within two years. During this two year period, Barrick will expend $3,000,000 on the Gold Bar properties, including holding costs. Unless Barrick elects to reconvey the properties to Atlas at the end of the two year period, upon the transfer of the balance of the properties to Barrick, Atlas will have the right to receive $15,000,000 and retain a 2% net smelter royalty, or to participate with Barrick in the further exploration and development of the properties as a 25% carried joint venture participant. If Atlas selects the joint venture alternative, Barrick will be obligated to expend a minimum of $15,000,000 on the project.

The letter agreement provides for completion of definitive purchase agreements on or before June 3, 1997. Upon execution of the definitive purchase agreements, Atlas will receive from Barrick $1,000,000 in cash and Barrick will purchase 1,000,000 Atlas Common Shares at $1 per share. If Barrick elects to reconvey the properties purchased at the end of the initial two year period, then all of Barrick's interest in Gold Bar will be reconveyed to Atlas, which will regain 100% ownership interest in the claim block.


"We are confident that this will be a beneficial transaction for both parties," Mr. Gregg B. Shafter, Atlas's Vice President of Project Development, stated. "The Gold Bar project has produced over 485,000 ounces of gold to date, and has remaining reserves, mineral resources and exceptional exploration potential.

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"Atlas will have $2,000,000 in funding immediately available upon execution of the definitive purchase agreements and not less than $3,000,000 will be committed toward further exploration on our highly prospective Gold Bar property. If Barrick elects to proceed beyond the initial two year period, the amount committed, inclusive of the initial payment, stock purchase and work committment, will total $20,000,000," Mr. Shafter said. "As a result of the transaction Atlas will have the opportunity to participate in development of additional reserves and production from Gold Bar as a carried joint venture owner or to sell it outright at an attractive price. Either alternative would give us the opportunity to advance evaluation and development of the Gold Bar property while continuing to focus our effort and resources on expanding production and facilities at our Bolivian and Tucker Hill properties."

Atlas Corporation is an international diversified mining company with gold properties and development projects in North America and lead, zinc and silver production in Bolivia, South America. The Company's publicly traded 65%-owned subsidiary Cornerstone Industrial Minerals Corporation produces the industrial mineral perlite from its Oregon facility.

FOR FURTHER INFORMATION PLEASE CONTACT:

Leslie Young
Director, Investor Relations
Phone:  303-629-2435

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